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Exhibit 99.1

CITI REPORTS RECORD INCOME FROM CONTINUING OPERATIONS OF $6.2 BILLION, UP 18%

          RECORD EPS FROM CONTINUING OPERATIONS OF $1.24, UP 18%
  RECORD REVENUES OF $26.6 BILLION, UP 20%
  RECORD INTERNATIONAL RESULTS WITH REVENUES UP 34%, NET INCOME UP 35%
  RECORD REVENUES AND NET INCOME IN MARKETS & BANKING AND WEALTH MANAGEMENT

        New York, NY, July 20, 2007—Citigroup Inc. (NYSE:C) today reported net income for the 2007 second quarter of $6.23 billion, or $1.24 per share, both up 18%. International revenues and net income were a record, up 34% and 35% respectively. Return on equity was 20.1%.

Management Comment

        "We have very clear priorities to drive growth and we are executing on all of them. We generated record revenues, up 20%, and record earnings from continuing operations, up 18%, both driven by our record international results," said Charles Prince, Citi Chairman and Chief Executive Officer.

        "We continued to generate revenue and volume growth in our U.S. consumer franchise, while making excellent progress in re-weighting Citi towards our other businesses, especially our international franchises, where revenues and net income increased over 30%. Our capital markets-driven businesses performed extremely well and international consumer revenues and volumes grew at a double-digit pace," said Prince.

        "We also began to implement the structural expense initiatives announced in April, which are generating improved efficiencies. These initiatives, coupled with strong revenue growth, drove positive operating leverage this quarter and helped offset increased credit costs."

        "We made excellent progress in expanding our business through targeted acquisitions, completing three international transactions, including an increase in our ownership of Nikko Cordial Corporation in Japan to 68%," said Prince.

Citi Segment Results

	Second Quarter Revenues			Second Quarter Net Income
(In Millions of Dollars, except EPS)			% Change			% Change
	2007	2006		2007	2006
Global Consumer	$13,662	$12,628	8%	$2,696	$3,177	(15)%
Markets & Banking	8,961	6,761	33	2,832	1,723	64
Global Wealth Management	3,197	2,492	28	514	347	48
Alternative Investments	1,032	584	77	456	257	77
Corporate/Other	(222)	(283)	22	(272)	(242)	(12)

Results from Continuing Operations	$26,630	$22,182	20%	$6,226	$5,262	18%
Discontinued Operations				—	3

Total Citi				$6,226	$5,265	18%

Earnings per Share from Continuing Operations				$1.24	$1.05	18%
Earnings per Share				$1.24	$1.05	18%

International results(1)	$12,564	$9,375	34%	$3,043	$2,248	35%

(1)
International results are fully reflected in the Total Citi results above, and exclude Alternative Investments and Corporate/Other.

SECOND QUARTER SUMMARY

  •
  Revenues were a record, up 20%, led by 34% growth in international revenues. International markets & banking revenues grew 50%, international consumer revenues increased 16%, and wealth management revenues more than doubled.

  •
  Revenue growth reflected double-digit customer volume growth. Deposits and loans grew 20% and 17%, respectively. Securities and banking ranked #1 in global debt underwriting, #2 in announced M&A, and #3 in global equity underwriting, and achieved record revenues in equity markets and transaction services. In global wealth management, client assets under fee-based management grew 40%, and client capital in alternative investments increased 55%.

  •
  Strong volume growth drove a 16% increase in net interest revenues.

  •
  Excluding the impact of acquisitions, organic revenue growth was 16%.

  •
  The net interest margin declined 6 basis points versus the first quarter 2007, as the benefit from lower cost of funds was offset by growth in lower yielding trading assets.

  •
  Operating expenses increased 16%, driven by increased business volumes and acquisitions, which were partially offset by savings from structural expense initiatives announced in April 2007, and the release of $300 million of litigation reserves reflecting our continued progress in favorably resolving WorldCom/Research matters(1).
  •
  The company opened or acquired 160 new retail bank or consumer finance branches during the quarter, including 136 internationally and 24 in the U.S. Over the last twelve months, 1,001 retail bank and consumer finance branches have been opened or acquired.

  •
  Excluding the impact of acquisitions, organic expense growth was 12%.

  •
  Credit costs increased $934 million, primarily driven by an increase in net credit losses of $259 million and a net charge of $465 million to increase loan loss reserves. The $465 million net charge compares to a net reserve release of $210 million in the prior-year period.
  •
  In U.S. consumer, higher credit costs reflected an increase in net credit losses of $183 million and a net charge of $245 million to increase loan loss reserves. The $245 million net charge compares to a net reserve release of $274 million in the prior-year period. The increase in net credit losses and loan loss reserves primarily reflected higher delinquencies in second mortgages in consumer lending, a change in estimate of loan losses inherent in the cards portfolio, and portfolio growth.

  •
  In international consumer, higher credit costs reflected an increase in net credit losses of $155 million and a net charge to increase loan loss reserves of $236 million. The $236 million net charge compares to a net reserve release of $62 million in the prior-year period. The increase in net credit losses and loan loss reserves primarily reflected portfolio growth, an increase in past due accounts and portfolio seasoning in Mexico cards, higher net credit losses in Japan consumer finance, and the impact of recent acquisitions.

  •
  Markets & banking credit costs declined, reflecting a stable global credit environment and the absence of a $118 million increase to loan loss reserves recorded in the prior-year period.

  •
  Taxes. The effective tax rate on continuing operations was 29.9% versus 30.3% in the prior-year period. The current period tax rate includes the impact of certain APB 23 benefits of $96 million described below.

  •
  Summary of highlighted items. During the quarter, the following benefits were recorded:
(In Millions of Dollars)	Pre-Tax Impact	After-Tax Impact	Business
Release of litigation reserves(1)	300	188	Markets & Banking
Tax benefits due to initial application of APB 23 to certain foreign subsidiaries	—	96	See Schedule A, page 9
(1)
Reserves were established in May 2004 for Enron, WorldCom, Research and IPO-related matters.

APPENDIX
GLOBAL CONSUMER GROUP

	Second Quarter Revenues			Second Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2007	2006		2007	2006
U.S. Cards	$3,181	$3,251	(2)%	$726	$878	(17)%
U.S. Retail Distribution	2,545	2,499	2	453	568	(20)
U.S. Consumer Lending	1,606	1,307	23	441	470	(6)
U.S. Commercial Business	446	516	(14)	151	138	9

Total U.S. Consumer	$7,778	$7,573	3%	$1,771	$2,054	(14)%
International Cards	$2,013	$1,510	33%	$351	$328	7%
International Consumer Finance	843	1,009	(16)	(6)	173	NM
International Retail Banking	3,030	2,555	19	671	714	(6)

Total International Consumer	$5,886	$5,074	16%	$1,016	$1,215	(16)%
Other	(2)	(19)	89	(91)	(92)	1

Global Consumer	$13,662	$12,628	8%	$2,696	$3,177	(15)%

NM Not meaningful.

U.S. Consumer

        Revenues grew 3%, driven by higher average deposits, up 20%, and managed loans, up 8%; and expenses increased 3%. Credit costs were significantly higher due to the absence of loan loss reserve releases in the prior-year period, an increase in estimate of losses inherent in the cards portfolio, higher delinquencies in second mortgages, and portfolio growth. Higher credit costs drove a decline in net income.

  •
  U.S. Cards

  •
  Revenues declined as growth in non-interest revenues was offset by a decline in net interest revenues. Non-interest revenues increased 3%, driven by improved managed yields and higher volumes of securitized loans, offset by lower securitization gains. Net interest revenues declined 11% as improved net interest margins were offset by a decrease in on balance sheet loans. Expenses decreased 7%.

  •
  Average managed loans were flat as a 6% increase in purchase sales, driven by growth in travel, business, and partner portfolios, was offset by lower promotional balances. Lower promotional balances led to a 36 basis point improvement in the average managed yield.

  •
  Credit costs reflected a $240 million pre-tax charge to increase loan loss reserves for a change in estimate of losses inherent in the portfolio. The managed net credit loss ratio increased 44 basis points to 4.55%, primarily reflecting an increase in bankruptcy filings over unusually low filing levels experienced in the prior-year period. The credit environment remained stable.

  •
  Net income declined 17%, reflecting increased credit costs.

  •
  U.S. Retail Distribution

  •
  Revenues grew 2%, driven by higher average loans and deposits, up 16% and 20%, respectively, partially offset by the absence of a $132 million pre-tax gain on the sale of branches recorded in the prior-year period. Excluding the gain on sale, revenues grew 8%. Deposits in Citibank Direct Bank reached $13.8 billion. Volume growth was partially offset by lower net interest margins, reflecting a shift in customer deposits to higher yielding Direct Bank and time deposit balances.

  •
  Expenses increased 12% due to investment in new branches and higher customer activity. During the quarter, 15 new consumer finance branches and 9 new Citibank branches were opened. Total branches increased by 180 versus the prior year.

  •
  Credit costs were up 22%, driven by portfolio growth and an unusually low level of credit losses in the prior- year period. The net credit loss ratio increased 21 basis points to 2.86%. The credit environment remained stable.

  •
  Net income declined 20%, reflecting higher expenses and credit costs, and the absence of a gain on sale of branches in the prior-year period. Excluding the gain on sale, net income declined 8%.

  •
  U.S. Consumer Lending

  •
  Revenues increased 23%, driven by growth in net interest revenues and net servicing revenues, higher gains on sales of loans, and the acquisition of ABN AMRO Mortgage Group in March 2007. Net interest revenues grew 14% as growth in average loans, up 13%, offset a decline in net interest margins.

  •
  Expenses grew 25%, driven by the integration of the ABN AMRO business and increased business volumes.

  •
  Higher credit costs primarily reflected increased delinquencies and higher net credit losses on second mortgages, and portfolio growth. Higher credit costs also reflected the absence of a $75 million release of loan loss reserves in the prior-year period. The net credit loss ratio in real estate lending increased 21 basis points to 0.40%.

  •
  Net income declined 6%, reflecting higher expenses and credit costs.

  •
  U.S. Commercial Business

  •
  Revenues declined as increased loan and deposit balances, up 6% and 20%, respectively, were offset by lower net interest margins and an increase in the mix of tax-advantaged revenues.

  •
  Net income grew 9%, as lower revenues were offset by a decline in expenses and a tax benefit due to increased tax-advantaged revenues.

International Consumer

        Revenues increased 16%, driven by organic growth and the impact of recent acquisitions. Average deposits and loans were up 15% and 25%, respectively, and investment AUMs increased 35%. Expenses increased 21%, due to the integration of acquisitions and higher business volumes. Higher credit costs, and lower APB 23 tax benefits in Mexico, drove a decline in net income. Excluding Japan consumer finance, revenues were up 24% and net income declined 3%.

  •
  International Cards

  •
  Revenue and net income growth was driven by higher purchase sales and average loans, up 31% and 44%, respectively, and improved net interest margins. Loan balances grew at a double-digit pace in Mexico, EMEA, Asia and Latin America. Results include the integration of Credicard in Brazil and recent acquisitions.

  •
  Expenses grew 31%, reflecting investment spending, higher customer activity, and the integration of recent acquisitions.

  •
  Net income increased 7%, reflecting increased credit costs, up 67%. Credit costs increased primarily due to organic portfolio growth, acquisitions, and increased past due accounts and portfolio seasoning in Mexico.

  •
  International Consumer Finance

  •
  In Japan, revenues and net income declined due to lower receivable balances and increased customer refunds and credit costs. Results reflect recent changes in the operating environment and the fourth quarter 2006 passage of new consumer lending laws. The revenue decline also reflects a narrowing of the target market. Lower revenues were partially offset by a decline in expenses, driven by a repositioning of the business that included closing 273 branches and 101 automated loan machines since the third quarter of 2006.

  •
  Outside of Japan, revenues increased 23%, driven by average loan growth of 21% and stable net interest margins. Net income declined as revenue growth was offset by an increase in credit costs due to portfolio growth, target market expansion, and the absence of certain asset sales in the prior-year period that lowered net credit losses. The net credit loss ratio increased 85 basis points to 3.21%. The credit environment outside of Japan remained generally stable.

  •
  International Retail Banking

  •
  Revenues increased 19%, driven by increased deposits and loans, up 15% and 24%, respectively, and 46% growth in investment product sales. Loan growth was partially offset by net interest margin compression. Loan balances grew at a double-digit pace in EMEA, Asia, Latin America and Mexico. Results include the integration of recent acquisitions.

  •
  Expenses grew 24%, reflecting increased business volumes and acquisitions. During the quarter, 128 new branches were acquired or opened.

  •
  Credit costs increased as lower net credit losses, due to portfolio sales, were offset by the absence of a $105 million net release of loan loss reserves recorded in the prior-year period. The credit environment remained stable.

  •
  Net income declined 6%, reflecting higher credit costs, and lower APB 23 tax benefits in Mexico.

MARKETS & BANKING

	Second Quarter Revenues			Second Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2007	2006		2007	2006
Securities and Banking	$7,121	$5,269	35%	$2,145	$1,412	52%
Transaction Services	1,840	1,495	23	514	340	51
Other	—	(3)	NM	173(1)	(29)	NM

Markets & Banking	$8,961	$6,761	33%	$2,832	$1,723	64%

International Results	$5,920	$3,958	50%	$1,848	$976	89%

(1)
Includes a $300 million pre-tax release of litigation reserves noted above.

NM Not meaningful.

  •
  Securities and Banking

  •
  Fixed income markets revenues increased 24% to $3.42 billion, driven by improved results across all products, including interest rates and currencies, credit and securitized products, and commodities.

  •
  Equity markets revenues grew 67% to a record $1.58 billion on higher results in cash trading, derivatives, equity finance, and convertibles.

  •
  Gross investment banking revenues were $1.65 billion, reflecting record equity underwriting revenues of $539 million, up 90%, and increased advisory and other fees, up 34%. Net investment banking revenues increased 28% to $1.47 billion.

  •
  Operating expenses increased 30% due to higher business volumes and compensation costs.

  •
  Credit costs decreased reflecting a stable global corporate credit environment and the absence of a $120 million increase to loan loss reserves recorded in the prior-year period.

  •
  Net income increased 52% to $2.15 billion.

  •
  Transaction Services

  •
  Revenues increased 23% to a record $1.84 billion, driven by higher customer volumes and stable net interest margins. Liability balances grew 24% and assets under custody were up 22%.

  •
  Operating expenses increased 14%, primarily driven by increased business volumes, and credit remained stable.

  •
  Net income increased 51% to a record $514 million.

GLOBAL WEALTH MANAGEMENT

	Second Quarter Revenues			Second Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2007	2006		2007	2006
Smith Barney	$2,611	$1,990	31%	$321	$238	35%
Private Bank	586	502	17	193	109	77

Global Wealth Management	$3,197	$2,492	28%	$514	$347	48%

International Results	$758	$343	NM	$179	$57	NM

NM Not meaningful.

  •
  Smith Barney

  •
  Record revenues were driven by a 21% increase in fee-based and net interest revenues, reflecting improved net interest margins and a continued shift toward offering fee-based advisory products and services. Transactional revenues increased 48%, as a higher volume of new securities offerings drove increased customer trading. Revenues also reflect increased ownership of Nikko Cordial Corporation in Japan.

  •
  Assets under fee-based management increased 43% to $448 billion, primarily driven by positive market action, acquisitions, and net client asset flows.

  •
  Expenses increased 27%, primarily driven by increased customer activity and the impact of acquisitions.

  •
  Net income increased 35%, driven by increased business volumes and the impact of acquisitions.

  •
  Private Bank

  •
  Revenue growth was driven by a 32% increase in international revenues, reflecting strong growth in capital markets products in Asia. U.S. revenues declined 4% as increased business volumes were offset by net interest margin compression. Expense growth of 16% primarily reflected increased client activity, which led to higher compensation costs, including the net addition of 103 bankers since the second quarter of 2006.

  •
  Client business volumes increased 26%, including higher client assets under fee-based management, up 22%, and average loans, up 18%.

  •
  Net income, up 77%, included a $65 million APB 23 tax benefit (see Schedule A, page 9). Excluding the tax benefit, net income grew 17%.

ALTERNATIVE INVESTMENTS

	Second Quarter Revenues			Second Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2007	2006		2007	2006
Alternative Investments	$1,032	$584	77%	$456	$257	77%

  •
  Alternative Investments

  •
  Revenue and net income growth was primarily driven by higher revenues from proprietary activities, up 87%. Revenue growth reflected both realized and mark-to-market gains across private equity, hedge fund, and other portfolios. Client capital under management increased 55%.

CORPORATE/OTHER

        Corporate/Other income declined, primarily reflecting higher corporate level costs, including $63 million of restructuring related charges, which were partially offset by improved Treasury results.

INTERNATIONAL OPERATIONS(1)

	Second Quarter Revenues			Second Quarter Net Income
(In Millions of Dollars)			% Change			% Change
	2007	2006		2007	2006
Global Consumer	$1,354	$1,192	14%	$360	$375	(4)%
Markets & Banking	183	199	(8)	95	88	8
Global Wealth Management	41	33	24	15	10	50

Mexico	$1,578	$1,424	11%	$470	$473	(1)%

Global Consumer	$1,618	$1,360	19%	$148	$215	(31)%
Markets & Banking	2,993	2,043	47	803	342	NM
Global Wealth Management	137	83	65	46	5	NM

Europe, Middle East and Africa (EMEA)	$4,748	$3,486	36%	$997	$562	77%

Global Consumer	$680	$807	(16)%	$32	$178	(82)%
Markets & Banking	453	269	68	124	72	72%
Global Wealth Management	286	—	NM	30	—	NM

Japan	$1,419	$1,076	32%	$186	$250	(26)%

Global Consumer	$1,464	$1,244	18%	$426	$359	19%
Markets & Banking	1,635	1,062	54	567	336	69
Global Wealth Management	242	181	34	74	40	85

Asia (excluding Japan)	$3,341	$2,487	34%	$1,067	$735	45%

Global Consumer	$770	$471	63%	$50	$88	(43)%
Markets & Banking	656	385	70	259	138	88
Global Wealth Management	52	46	13	14	2	NM

Latin America	$1,478	$902	64%	$323	$228	42%

Total International	$12,564	$9,375	34%	$3,043	$2,248	35%

(1)
International results for the quarter are fully reflected in the product disclosures.

NM Not meaningful.

  •
  Mexico

  •
  Consumer revenue growth was driven by increased average deposits and loans, up 4% and 23%, respectively, and higher investment assets under management, up 28%. Credit costs increased primarily due to portfolio growth, and increased past due accounts and portfolio seasoning in cards. During the past 12 months, 207 retail bank and consumer finance branches were opened. Pre-tax earnings increased 22% and net income declined 4%, reflecting a lower level of APB 23 tax benefits than the prior-year period.

  •
  Markets & banking revenues declined as double-digit revenue growth in transaction services was offset by a decline in fixed income revenues. Net income increased due to lower credit costs.

  •
  Europe, Middle East and Africa

  •
  Consumer revenues increased 19%, driven by growth in customer deposits and loans of 30% and 35%, respectively, and higher investment product sales, up 41%. Results also reflect the acquisition of Egg. Volume growth was partially offset by net interest margin compression. Net income declined reflecting higher expenses due to increased business volumes and investment spending, and higher credit costs.

  •
  Markets & banking generated record revenues and net income, up 47% and 135%, respectively, driven by strong double-digit revenue growth across all products, including equity and fixed income markets, investment banking and transaction services. Results also reflect $31 million of certain APB 23 tax benefits.

  •
  Wealth management results reflect increased lending and capital markets products volumes, the acquisition of Quilter in the U.K., and $41 million of certain APB 23 tax benefits.

  •
  Japan

  •
  Consumer revenues and net income declined primarily due to significantly lower consumer finance results. Recent changes in the operating environment and the fourth quarter 2006 passage of new consumer lending laws led to lower receivable balances and increased customer refunds and credit costs. Revenues declined also due to a narrowing of the target market. The decline in revenues was partially offset by lower expenses due to a repositioning of the business.

  •
  Markets & banking revenues and net income increased reflecting increased ownership of Nikko Cordial Corporation.

  •
  Wealth management results reflected increased ownership of Nikko Cordial Corporation.

  •
  Asia

  •
  Consumer revenues and net income growth was driven by growth in deposits and loans, up 11% and 20%, respectively, and record investment product sales, up 59%. Volume growth was partially offset by net interest margin compression. Results also reflect higher credit costs due to portfolio growth and the absence of an $82 million release of loan loss reserves recorded in the prior-year period.

  •
  Markets & banking revenues and net income were records, up 54% and 69%, respectively, driven by strong double-digit revenue growth across fixed income and equity markets and underwriting, and transaction services.

  •
  Wealth management revenue and income growth was driven primarily by continued strong volumes in capital markets products.

  •
  Latin America

  •
  Consumer revenues increased driven by growth in average deposits and loans of 67% and 125%, respectively. Results include the acquisitions of Grupo Financiero Uno and Grupo Cuscatlan in Central America, and the integration of Credicard in Brazil. Net income declined 43% as revenue growth was offset by higher expenses, reflecting increased customer volumes and investment spending, the integration of acquisitions, and higher credit costs due to portfolio growth. Over the last 12 months, 310 new retail bank and consumer finance branches were opened or acquired.

  •
  Markets & banking revenue growth was driven by double-digit increases in fixed income markets, investment banking, and transaction services.

A reconciliation of non-GAAP financial information contained in this press release is set forth on page 11.

Charles Prince, Chairman and Chief Executive Officer, and Gary Crittenden, Chief Financial Officer, will host a conference call today at 10:00 AM (EDT). A live webcast of the presentation, as well as financial results and presentation materials, will be available at http://www.citigroup.com/citigroup/fin. A replay of the webcast will be available at http://www.citigroup.com/citigroup/fin/pres.htm.

Citi, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Citi's major brand names include Citibank, CitiFinancial, Primerica, Citi Smith Barney and Banamex. Additional information may be found at www.citigroup.com or www.citi.com.

Additional financial, statistical, and business-related information, as well as business and segment trends, is included in a Financial Supplement. Both the earnings release and the Financial Supplement are available on Citi's website at www.citigroup.com or www.citi.com.

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Contacts:

Press:	Christina Pretto	(212) 559-9560	Equity Investors:	Arthur Tildesley	(212) 559-2718
	Shannon Bell	(212) 793-6206	Fixed Income Investors:	Maurice Raichelson	(212) 559-5091
	Michael Hanretta	(212) 559-9466

SCHEDULE A

(In Millions of Dollars)	Tax benefits due to initial application of APB 23 to certain foreign subsidiaries
Securities and Banking	$31
Private Bank	65

Total	$96

SUMMARY OF PRESS RELEASE DISCLOSED ITEMS—NET INCOME IMPACT ($MM)

	2Q'07		2Q'06
Cards	$—		$—
Retail Distribution	—		74	(1)
Consumer Lending	—		—
Commercial Business Group	—		18	(1)
U.S. Consumer	—		92

Cards	—		—
Consumer Finance	—		—
Retail Banking	—		—
International Consumer	—		—

Other Consumer	—		—
Global Consumer	—		92

Securities and Banking	31	(2)	—
Transaction Services	—		—
Other	188	(3)	—
Markets & Banking	219		—

Smith Barney	—		—
Private Bank	65	(2)	—
Global Wealth Management	65		—

Alternative Investments	—		—

Corporate/Other	—		—

Discontinued Operations	—		—

(1)
Gain on sale of upstate branches of $163 pre-tax ($92 after-tax) comprised of $132 pre-tax ($74 after-tax) in U.S. Retail Distribution and $31 pre-tax ($18 after-tax) in Commercial Business Group.

(2)
Tax benefit of $96 related to the initial assertion of APB 23 ($31 in Securities and Banking and $65 in Private Bank).

(3)
Release of litigation reserves (as noted above) of $300 pre-tax ($188 after-tax) in Markets & Banking Other.

Non-GAAP Financial Measures

        The following are measures considered "non-GAAP financial measures" under SEC guidelines:

  1)
  Citi revenues excluding the impact of acquisitions.

  2)
  Citi operating expenses excluding the impact of acquisitions.

  3)
  International Consumer revenues excluding Japan Consumer Finance.

  4)
  U.S. Retail Distribution revenues excluding the gain on sale of upstate New York branches recorded in 2Q'06.

  5)
  U.S. Retail Distribution net income excluding the gain on sale of upstate New York branches recorded in 2Q'06.

  6)
  Private Bank net income excluding an APB 23 tax benefit recorded in 2Q'07.

        The Company believes that these non-GAAP financial measures provide a better understanding of ongoing operations and enhance comparability of those results in prior periods as well as demonstrating the effects of unusual charges in the quarter. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. The Company believes that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance.

        Reconciliation of the GAAP financial measures to the aforementioned non-GAAP measures follows:

($ in millions)	2Q 2007	2Q 2006	2Q'07 vs. 2Q'06 % Change
GAAP Citi Revenues	$26,630	$22,182	20%
Excluding the impact of acquisitions	(924)	—

Non-GAAP Citi Revenues as Adjusted	$25,706	$22,182	16%
GAAP Citi Operating Expenses	$14,855	$12,769	16%
Excluding the impact of acquisitions	(581)	—

Non-GAAP Citi Operating Expenses as Adjusted	$14,274	$12,769	12%
GAAP International Consumer Revenues	$5,886	$5,074	16%
Excluding Japan Consumer Finance	(358)	(615)

Non-GAAP International Consumer Revenues as Adjusted	$5,528	$4,459	24%
GAAP International Consumer Net Income	$1,016	$1,215	(16)%
Excluding Japan Consumer Finance	33	(134)

Non-GAAP International Consumer Net Income as Adjusted	$1,049	$1,081	(3)%
GAAP U.S. Retail Distribution Revenues	$2,545	$2,499	2%
Excluding the gain on sale of upstate New York branches	—	(132)

Non-GAAP U.S. Retail Distribution Revenues as Adjusted	$2,545	$2,367	8%
GAAP U.S. Retail Distribution Net Income	$453	$568	(20)%
Excluding the gain on sale of upstate New York branches	—	(74)

Non-GAAP U.S. Retail Distribution Net Income as Adjusted	$453	$494	(8)%
GAAP Private Bank Net Income	$193	$109	77%
Excluding the APB 23 tax benefit	(65)	—

Non-GAAP Private Bank Net Income as Adjusted	$128	$109	17%

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CITI REPORTS RECORD INCOME FROM CONTINUING OPERATIONS OF $6.2 BILLION, UP 18%
SECOND QUARTER SUMMARY
APPENDIX GLOBAL CONSUMER GROUP
MARKETS & BANKING
GLOBAL WEALTH MANAGEMENT
ALTERNATIVE INVESTMENTS
CORPORATE/OTHER
INTERNATIONAL OPERATIONS(1)
SCHEDULE A
SUMMARY OF PRESS RELEASE DISCLOSED ITEMS—NET INCOME IMPACT ($MM)